As filed with the Securities and Exchange Commission on October 30, 1996.

                                                  Registration No.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8

            Registration Statement Under The Securities Act of 1933


                           COMPASS BANCSHARES, INC.
              --------------------------------------------------
              (Exact Name of Issuer as Specified in Its Charter)

        DELAWARE                                          63-0593897
------------------------                     ---------------------------------
(State of Incorporation)                     (IRS Employer Identification No.)

                            15 South 20th Street
                         Birmingham, Alabama  35233
                  ----------------------------------------
                  (Address of Principal Executive Offices)


                          COMPASS BANCSHARES, INC.
                        EMPLOYEE STOCK OWNERSHIP PLAN
                        -----------------------------
                          (Full Title of the Plan)

                          Jerry W. Powell, Esquire
                        General Counsel and Secretary
              15 South 20th Street, Birmingham, Alabama  35233
              ------------------------------------------------
                   (Name and Address of Agent for Service)

                               (205) 933-3645
        -------------------------------------------------------------
        (Telephone Number, including area code, of Agent for Service)


                       CALCULATION OF REGISTRATION FEE

===============================================================================
 Title of                       Proposed        Proposed
Securities       Amount         Maximum         Maximum            Amount of
  Being           Being      Offering Price     Aggregate         Registration
Registered      Registered     Per Share(1)   Offering Price(1)        Fee
===============================================================================
  Common
  Stock
 $2.00 par
  value(2)     3,100,000(3)      $35.875       $111,212,500        $38,349.14


(1) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the bid and asked prices of the common stock of Compass Bancshares, Inc. on October 22, 1996.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of securities registered on this Registration Statement will be increased as a result of future stock splits, stock dividends or similar transactions.

                                  PART I

                             EXPLANATORY NOTE
                             ----------------


     Compass Bancshares, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 in order to register 3,100,000 shares of common stock, $2.00 par value per share (the "Stock"), to be offered or sold pursuant to the terms and conditions of the Compass Bancshares, Inc. Employee Stock Ownership Plan (the "Plan"), as well as an indeterminate amount of interests in the Plan to be offered and sold pursuant to the Plan in accordance with Rule 416(c) of the Securities Act of 1933.

     A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


                                PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
            --------------------------------------------------


Item 3.   Incorporation of Documents by Reference.

     The following documents filed by the Registrant and the Plan with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

          (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995. (File No. 0-6032);

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in clause (a) above; and

          (c) The description of the Registrant's common stock contained in its Proxy Statement dated April 6, 1982, relating to the Annual Meeting held on May 17, 1982, as updated by any amendment or report filed for the purpose of updating such description (File No. 0-6032).

          Each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the termination of the offering of the Stock shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.

          Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interest of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 17 of Article V of the By-Laws of the Company provides in part as follows:

          Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware, upon such determination having been made as to his good faith and conduct as is required by said General Corporation Law. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by the Board of Directors in accordance with the provisions of said General Corporation Law, upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

Under Section 145 of the Delaware General Corporation Law, directors and officers of Delaware corporations are entitled to indemnification consistent with the Corporation's Certificate of Incorporation, By-Laws, resolutions and other proper action under the circumstances set forth therein.

          In addition, Article 8 of the Registrant's Restated
Certificate of Incorporation provides as follows:

               No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty of such directors as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to repeal this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment to repeal.

This provision is authorized by 1986 amendments to the Delaware
General Corporation Law, Section 102(b)(7).

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than by the controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The following exhibits are filed herewith or incorporated by reference herein as part of this Registration
Statement:

     Sequential
      Exhibit                       Description
     ----------                     -----------

        4(a) Restated Certificate of Incorporation of the Registrant dated May 17, 1982 (Filed with the December 11, 1982 Form 10-K of the Registrant and incorporated herein by reference (File No. 0-6032)).

        4(b) Certificate of Amendment to Restated Certificate of Incorporation of Registrant dated May 20, 1986 (Filed as Exhibit 4(b) to Registration Statement on Form S-8, Registration No. 33-39095, and incorporated herein by reference (File No. 0-6032)).

        4(c) Certificate of Amendment to Restated Certificate of Incorporation of the Registrant dated May 15, 1987 (Filed as
                      Exhibit 3.1.2 to the Registrant's Post-
                      Effective Amendment No. 1 to Registration
                      Statement on Form S-4, Registration No. 33-
                      10797, and incorporated herein by
                      reference (File No. 0-6032)).

        4(d)          Certificate of Amendment to Restated
                      Certificate of Incorporation of the
                      Registrant dated November 8, 1993 (Filed as Exhibit 3(d) to the Registrant's
                      Registration Statement on Form S-4,
                      Registration No. 33-51919, and
                      incorporated herein by reference (File No.
                      0-6032)).

        4(e)          Certificate of Amendment to Restated
                      Certificate of Incorporation of the
                      Registrant dated September 19, 1994 (Filed as Exhibit 3.5 to the Registrant's
                      Registration Statement on Form S-4,
                      Registration No. 33-55899, and
                      incorporated herein by reference (File No.
                      0-6032)).

        4(f)          Bylaws of the Registrant (Amended and
                      Restated as of March 15, 1982) (Filed with the December 31, 1982 10-K of the
                      Registrant and incorporated herein by
                      reference (File No. 0-6032)).

        4(g) Compass Bancshares, Inc. Employee Stock Ownership Plan (Filed as Exhibit 4(g) to the Registrant's Registration Statement on Form S-8, Registration No. 33-57003, and incorporated herein by reference (File No. 0-6032)).

         23           Consent of KPMG Peat Marwick.



     Sequential
      Exhibit                       Description
     ----------                     -----------

         24 Certified copies of the Resolutions of the Registrant's Board of Directors authorizing the filing of a Registration Statement on Form S-8 and the signature of same by the Officers and Directors of the Registrant by Power of Attorney.

Item 9.   Undertakings.

          a.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4)  That, for purposes of determining any
liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the proceeding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

               (6) To transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of the Registrant at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

               (7) To submit the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and to make any changes required by the Internal Revenue Service in order to qualify the plan under Section 401 of the Internal Revenue Code.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES
                           ----------

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 1996.

                                   COMPASS BANCSHARES, INC.


                                   By:/s/ D. Paul Jones, Jr.
                                      ------------------------------
                                      D. Paul Jones, Jr.
                                      Chairman and Chief Executive Officer


                       POWER OF ATTORNEY


     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint Jerry W. Powell and Daniel B. Graves their true and lawful attorney-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statements and any appropriate amendments thereto, to be accompanied by any necessary exhibits.

     The undersigned directors and officers of the Company hereby authorize said persons or either one of them to sign said registration statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statements by appropriate amendment or amendments and to file the same as aforesaid.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          SIGNATURE                TITLE              Date
          ---------                -----              ----

/s/ D. Paul Jones, Jr.          Director,        June 17, 1996
----------------------------    Chairman and
D. Paul Jones, Jr.              Chief
                                Executive
                                Officer
                                (Principal
                                Executive
                                Officer)



/s/ Michael A. Bean             Chief            June 17, 1996
----------------------------    Accounting
Michael A. Bean                 Officer



/s/ Garrett R. Hegel            Chief            June 17, 1996
----------------------------    Financial
Garrett R. Hegel                Officer



                                Director         June ___, 1996
----------------------------
Stanley M. Brock



/s/ Charles W. Daniel           Director         June 17, 1996
----------------------------
Charles W. Daniel



/s/ William Eugene Davenport    Director         June 17, 1996
----------------------------
William Eugene Davenport



/s/ Marshall Durbin, Jr.        Director         June 17, 1996
----------------------------
Marshall Durbin, Jr.



/s/ Tranum Fitzpatrick          Director         June 17, 1996
----------------------------
Tranum Fitzpatrick



/s/ George W. Hansberry, M.D.   Director         June 17, 1996
-----------------------------
George W. Hansberry, M.D.



/s/ John S. Stein               Director         June 17, 1996
----------------------------
John S. Stein


/s/ Robert J. Wright            Director         June 17, 1996
----------------------------
Robert J. Wright



     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Registrant, as the administrator of the Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 17, 1996.


                              COMPASS BANCSHARES, INC.
                              EMPLOYEE STOCK OWNERSHIP PLAN

                                   By:  COMPASS BANCSHARES, INC.
                                   Its: Sponsor and Administrator



                                By:/s/ D. Paul Jones, Jr.
                                   ------------------------------------
                                   D. Paul Jones, Jr.
                                   Its: Chairman and Chief Executive Officer

                              INDEX TO EXHIBITS
                              -----------------


      Exhibit                Description                Page
      -------                -----------                ----

               4(a)   Restated Certificate of
                      Incorporation of the
                      Registrant dated May 17,
                      1982 (Filed with the
                      December 11, 1982 Form 10-K
                      of the Registrant and
                      incorporated herein by
                      reference (File No. 0-
                      6032)).

        4(b)          Certificate of Amendment to
                      Restated Certificate of
                      Incorporation of Registrant
                      dated May 20, 1986 (Filed
                      as Exhibit 4(b) to
                      Registration Statement on
                      Form S-8, Registration No.
                      33-39095, and incorporated
                      herein by reference (File
                      No. 0-6032)).

        4(c)          Certificate of Amendment to
                      Restated Certificate of
                      Incorporation of the
                      Registrant dated May 15,
                      1987 (Filed as Exhibit
                      3.1.2 to the Registrant's
                      Post-Effective Amendment
                      No. 1 to Registration
                      Statement on Form S-4,
                      Registration No. 33-10797,
                      and incorporated herein by
                      reference (File No. 0-
                      6032)).

        4(d)          Certificate of Amendment to
                      Restated Certificate of
                      Incorporation of the
                      Registrant dated November
                      8, 1993 (Filed as Exhibit
                      3(d) to the Registrant's
                      Registration Statement on
                      Form S-4, Registration No.
                      33-51919, and incorporated
                      herein by reference (File
                      No. 0-6032)).

        4(e)          Certificate of Amendment to
                      Restated Certificate of
                      Incorporation of the
                      Registrant dated September
                      19, 1994 (Filed as Exhibit
                      3.5 to the Registrant's
                      Registration Statement on
                      Form S-4, Registration No.
                      33-55899, and incorporated
                      herein by reference (File
                      No. 0-6032)).

        4(f)          Bylaws of the Registrant
                      (Amended and Restated as of
                      March 15, 1982) (Filed with
                      the December 31, 1982 10-K
                      of the Registrant and
                      incorporated herein by
                      reference (File No. 0-
                      6032)).

        4(g)          Compass Bancshares, Inc.
                      Employee Stock Ownership
                      Plan (Filed as Exhibit 4(g)
                      to the Registrant's
                      Registration Statement on
                      Form S-8, Registration No.
                      33-57003, and incorporated
                      herein by reference (File
                      No. 0-6032)).

     Sequential
      Exhibit                Description                Page
     ----------              -----------                ----

         23           Consent of KPMG Peat Marwick.

         24           Certified copies of the
                      Resolutions of the
                      Registrant's Board of
                      Directors authorizing the
                      filing of a Registration
                      Statement on Form S-8 and
                      the signature of same by
                      the Officers and Directors
                      of the Registrant by Power
                      of Attorney.